                                                                  Exhibit 99.1

NEWS                                             CONTACT:  RICHARD T. MARABITO
RELEASE                                                CHIEF FINANCIAL OFFICER
                                                    TELEPHONE:  (216) 292-3800
                                                          FAX:  (216) 292-3974

         OLYMPIC STEEL REPORTS RECORD REVENUES FOR FIRST QUARTER OF 2005


     Cleveland, Ohio -- (April 28, 2005) Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced record sales revenue for the first quarter ended March 31, 2005.

     Net sales for the first quarter of 2005 increased 52.1% to a record $284.6 million from $187.0 million for the first quarter a year ago. Tons sold decreased 6.6% to 360 thousand from 385 thousand in the first quarter of 2004. First quarter 2005 net income totaled $9.6 million, or $0.92 per diluted share, compared to net income of $10.8 million, or $1.09 per diluted share for last year's first quarter.

     "We are pleased to announce that during the first quarter of 2005, our sales revenue was the highest for any quarter in our history. This reflects high average selling prices and good volume," stated Michael D. Siegal, Chairman and Chief Executive Officer.

     "Inventories remain higher than expected, particularly at other service centers. Demand remains good in most markets, with the exception of the domestic automotive sector and service centers. We believe these factors will make spot market pricing more competitive, decreasing gross margins in the near term. Olympic will remain focused on our receivable and inventory turnover and expense controls to mitigate some of these industry dynamics. Additionally, we continue investing in high value-added services by adding two new laser-cutting machines in the first quarter and plan to add others this year to service our customers' growing outsourcing requirements," concluded Mr. Siegal.

     Founded in 1954, Olympic Steel is a leading U.S. steel service center focused on the direct sale and distribution of large volumes of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel products. Headquartered in Cleveland, Ohio, the Company operates 12 facilities and participates in two joint ventures. For further information, visit the Company's web site at http://www.olysteel.com.

     It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

     Such risks and uncertainties include, but are not limited to: general and global business, economic and political conditions; competitive factors such as the availability and pricing of steel, industry inventory levels, and rapid fluctuations in customer demand and pricing; the cyclicality and volatility within the steel industry; the ability of customers (especially in the automotive industry) to maintain their credit availability; layoffs or work stoppages by the Company's suppliers' or customers' personnel; equipment installation delays or malfunctions; the successes of the Company's efforts and initiatives to increase sales volumes, improve cash flows and reduce debt, maintain or improve inventory turns, and reduce costs; the successes of the Company's joint ventures; the adequacy of our information technology and business system software; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                  OLYMPICSTEEL
                         SELECTED FINANCIAL INFORMATION

                (in thousands, except per share data and ratios)

                                                         THREE MONTHS ENDED
                                                             MARCH 31,
                                                     -------------------------
                                                       2005            2004
                                                     ---------       --------
SUMMARY RESULTS OF OPERATIONS:                             (unaudited)
------------------------------
Net sales                                            $ 284,558       $ 187,033

Operating income                                        16,833          18,835

Income before income taxes                              15,768          17,495
                                                     ---------       --------

Net income                                           $   9,619       $  10,847
                                                     =========       =========

Earnings per share:

   Net income per share - basic                      $    0.95       $    1.12

   Net income per share - diluted                    $    0.92       $    1.09


                                                            MARCH 31,
                                                     ------------------------        DECEMBER 31,
                                                       2005            2004              2004
                                                     ---------       --------        ------------
SUMMARY BALANCE SHEET DATA:                                (unaudited)
---------------------------
Accounts receivable, net                             $ 127,511       $  82,319         $ 93,336

Inventories                                            181,159          94,739          186,124

Net property and equipment                              81,970          87,787           83,571

Total assets                                           403,985         278,056          374,146

Current liabilities                                     90,587          51,562           95,688

Total debt                                             119,921         100,006           96,022

Shareholders' equity                                   187,743         123,266          176,525

Shareholders' equity per share                           18.51           12.77            17.58

Debt-to-equity ratio                                  .64 to 1        .81 to 1         .54 to 1

                                                        THREE MONTHS ENDED
                                                             MARCH 31,
                                                     ------------------------
                                                       2005            2004
                                                     ---------       --------
OTHER DATA:                                                (unaudited)
-----------
Capital expenditures                                 $     417       $    107

EBITDA (a)                                              18,851         21,206


(a) Defined as operating income plus depreciation plus, in 2004, an asset impairment charge.


       IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S
                          SALES OR EARNINGS ESTIMATES.

                                  OLYMPICSTEEL
                              RESULTS OF OPERATIONS

                (in thousands, except per share and tonnage data)

                                                                  THREE MONTHS ENDED MARCH 31,
                                                          --------------------------------------------
                                                                 2005                       2004
                                                          ----------------           -----------------
                                                                         (unaudited)
Tons sold
   Direct                                                  313,888                    330,095
   Toll                                                     45,965                     55,049
                                                          --------                   --------

                                                           359,853                    385,144
   % change                                                  (6.6%)                     43.2%

Net sales                                                 $284,558                   $187,033
   % change                                                  52.1%                      62.8%

Cost of materials sold                                     235,135                    133,546
                                                          --------                   --------

   Gross profit                                             49,423     17.4%           53,487     28.6%

Operating expenses

   Warehouse and processing                                 10,628      3.7%           10,884      5.8%
   Administrative and general                                9,273      3.3%            9,677      5.2%
   Distribution                                              5,135      1.8%            5,071      2.7%
   Selling                                                   4,037      1.4%            5,316      2.8%
   Occupancy                                                 1,499      0.5%            1,333      0.7%
   Depreciation                                              2,018      0.7%            2,071      1.1%
   Asset impairment charge                                       -      0.0%              300      0.2%
                                                          --------                   --------

      Total operating expenses                              32,590     11.5%           34,652     18.5%
                                                          --------                   --------

   Operating income                                         16,833      5.9%           18,835     10.1%

Income from joint ventures                                     243                         78
                                                          --------                   --------

   Income before financing costs and income taxes           17,076                     18,913

Interest and other expense on debt                           1,308      0.5%            1,418      0.8%
                                                          --------                   --------

   Income before income taxes                               15,768      5.5%           17,495      9.4%

Income tax provision                                         6,149     39.0%            6,648     38.0%
                                                          --------                   --------

Net income                                                $  9,619                   $ 10,847
                                                          ========                   ========

Earnings per share:

   Net income per share - basic                             $ 0.95                     $ 1.12
                                                          ========                   ========

   Weighted average shares outstanding - basic              10,080                      9,675
                                                          ========                   ========

   Net income per share - diluted                           $ 0.92                     $ 1.09
                                                          ========                   ========

Weighted average shares outstanding - diluted               10,455                      9,959
                                                          ========                   ========



           IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL
            SALES OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO
               ENDORSE ANY ANALYST'S SALES OR EARNINGS ESTIMATES.